                                 EXHIBIT 3-1

                                  COMPOSITE

                         CERTIFICATE OF INCORPORATION

                                      OF

                             ANR PIPELINE COMPANY























                                              Amended as of December 31, 1987

                                  COMPOSITE
                         CERTIFICATE OF INCORPORATION
                                      OF
                             ANR PIPELINE COMPANY



                                  Article I.

           The name of this corporation is ANR PIPELINE COMPANY


                                 Article II.


           The principal office of this corporation in the State of Delaware is located at 100 West Tenth Street in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware.


                                 Article III.


           The nature of the business of this corporation, or the objects or purposes to be transacted, promoted or carried on by it, are as follows, namely:

           1. To buy, lease, construct or otherwise acquire, to sell, mortgage, lease or otherwise dispose of, and to extend, improve, maintain, develop and operate the following properties, or any of them, namely:
Works, plants, wells, tanks, pipe lines and conduits for the production, purification, storage, transportation, distribution, exchange and sale of natural or manufactured gas or a mixture of natural and manufactured gas for light, heat, power and any other use to which gas is or may be applied.

           2. To prospect and explore for, work, develop and mine, oil, natural gas and, without limitation by the preceding enumeration, other minerals; to sink, dig, drill and drive wells and mines for the production of minerals; to locate, acquire, purchase, develop, own, sell, mortgage or otherwise dispose of any lands or any interest in lands containing or believed to contain oil, natural gas or other minerals; to purchase or otherwise acquire oil, oil royalties, natural gas, casinghead gas and gas royalties, and to sell or otherwise dispose of the same.

           3. To establish, construct, operate and maintain refineries and plants for the refining and treatment of oil, natural gas, casinghead gas and all the products and by-products thereof; to establish, construct, operate and maintain refineries and plants for the manufacture of gasoline and other products from coal, shale and other minerals; to construct, operate and maintain plants for the manufacture of gas of any description for heat, light, power or other purposes.

           4. To enter into, maintain, operate or carry on in all its branches the business of mining and of drilling, boring and exploring for, producing, refining, treating distilling, manufacturing, handling, dealing in, buying and selling petroleum, oil, natural gas, asphaltum, bitumen, bituminous rock and any and all other mineral and hydrocarbon substances, any and all products or by-products which may be derived from said substances or any of them; and for such or any of such purposes to buy, exchange, contract for, lease and in any and all other ways acquire, take, hold and own and to sell, mortgage, lease and otherwise dispose of, and to construct, manage, maintain, deal in and operate wells, refineries, tanks and machinery and otherwise to deal in, operate, establish, promote, carryon, conduct and manage any and all other property and appliances that may in any wise be deemed advisable in connection with the business of this corporation or any branch thereof, or that may be deemed convenient at any time by the board of directors of this corporation.

           5. To do engineering and contracting for hire or profit in the designing, construction, improvement, extension, maintenance and repair of gas plants, gas pipe lines and other public utility plants and systems, including the pipe lines and other appurtenances thereto appertaining; also, in the drilling, developing and operating of oil and gas wells.

           6. To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade and deal in and deal with goods, wares and merchandise and real and personal property of every class and description.

           7. To acquire, and pay for in cash, stock, bonds or obligations of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities, of any person, firm, association or corporation.

           8. To buy, exchange, construct, contract for, lease and in any and all other ways to acquire, take, hold and own pipe lines and telegraph and telephone lines useful or necessary, in the judgment of the board of directors of this corporation, for its own business, and to improve, maintain and operate the same, and to sell, mortgage, lease or otherwise dispose of the same.

           9. To buy, acquire, sell, mortgage and otherwise deal in patents and licenses, and to take, acquire, hold, sell, lease, mortgage and otherwise dispose of franchises, franchise rights, and Federal, State and Municipal grants of every character, which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation or extension of its properties.

           10. To borrow money and to issue bonds, debentures, notes and other evidences of indebtedness of this corporation, from time to time, and without limit as to amount, for any lawful corporate purpose, and to mortgage, pledge and otherwise charge any or all of its properties, rights, privileges and franchises to secure the payment thereof, or to issue such bonds, debentures, notes and other evidences of indebtedness without any such security.

           11. To lend money; to purchase, acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of and deal in shares of the capital stock, bonds, debentures, notes or other securities of any other corporation or association, whether domestic or foreign, and whether now or hereafter organized, and while the holder of any such shares or other secur-ities, to exercise all the rights and privileges of ownership, including the right to vote thereon to the same extent as a natural person might or could do.

           12. To purchase, hold, sell, exchange, transfer or otherwise deal in shares of its own capital stock, bonds or other obligations from time to time to such extent and in such manner and upon such terms as its board of directors shall determine; provided that this corporation shall not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of this corporation, except as otherwise permitted by law; and provided, further, that shares of its own capital stock belonging to this corporation shall not be voted upon directly or indirectly.

           13. To promote or to aid in any manner, financially or otherwise, any corporation or association, any stocks, bonds or other evidences of indebtedness or securities of which are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, stocks, bonds, notes and other obligations of such other corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks, bonds or other evidences of indebtedness or securities.

           14. To carry on any other lawful business whatsoever which may seem to this corporation capable of being carried on in connection with the above, or calculated directly or indirectly to promote the interest of this corporation or to enhance the value of its properties, and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under an Act of the Legislature of Delaware entitled, "An Act Providing a General Corporation Law", approved March 10, 1899, and the Acts now or hereafter amendatory thereof and supplemental thereto; and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

           15. To conduct its business (including holding, exchanging, mortgaging and conveying of real and personal property) in the State of Delaware, other states, the District of Columbia, the territories and colonies of the United States and in foreign countries, and to maintain such offices either within or without the State of Delaware, as may be convenient.

           The foregoing clauses shall be construed both as objects and powers; and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.


                                 Article IV.


           The total number of shares of all classes of capital stock which this corporation shall have the authority to issue is 10,001,000 shares which are divided into two classes as follows:

           10,000,000 shares of Cumulative Preferred Stock, par value one dollar ($1.00) per share, and,

           1,000 shares of Common Stock, par value one hundred dollars ($100) per share.

           The designations, voting powers, preferences and relative, parti-cipating, optional or other special rights and qualifications, limitations or restrictions of the above classes of stock are follows:

           A.   CUMULATIVE PREFERRED STOCK

                1. ISSUANCE IN SERIES. Shares of Cumulative Preferred Stock may be issued in one or more series, at such time or times, and for such consideration, not less than the par value thereof, as the Board of Directors may, from time to time, determine. All shares of any one series of Cumulative Preferred Stock shall be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of paragraph 2 of this Division A.

                2. AUTHORITY OF THE BOARD WITH RESPECT TO SERIES. The Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Cumulative Preferred Stock in one or more series with such powers, designations, preferences, and relative, participating, optional or other rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not set forth in this Certificate of Incorporation, as amended from time to time, including, the following:

                     a. the distinctive serial designation and the number of shares constituting a series:

                     b.   the dividend rate or rates;

                     c. certain voting powers, full or limited, if any, of the shares of the series;

                     d. whether the shares are redeemable and, if so, the time or times, price or prices, or rate or rates, and with such adjustments, at which, and the terms and conditions (except as fixed in paragraph 5 of this Division A) on which, the shores may be redeemed;

                     e. the amount or amounts payable on the shares in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Cumulative Preferred Stock;

                     f. whether the shares are entitled to the benefit of a sinking, purchase or analogous fund to be applied to the purchase or redemption of shares of the series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through application of the fund;

                     g. whether the shares are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which conversion or exchange may be made; and any other terms and conditions of conversion or exchange; and

                     h. any other preferences, privileges and powers, and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions as may be deemed advisable by the Board of Directors and as are not inconsistent with the provisions of this Certificate of Incorporation.

                3. DIVIDENDS. The holders of shares of Cumulative Preferred Stock of each series shall be entitled to receive, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, preferential dividends in lawful money of the United States of America at the rate per annum fixed and determined as herein authorized for the shares of such series, but no more, payable quarterly on the first day of each of the months of March, June, September and December (the quarterly dividend payment dates) in each year with respect to the quarterly period ending on the day prior to each such respective dividend payment date, to stockholders of record on a date to be fixed by the Board of Directors not exceeding 60 days preceding each quarterly dividend payment date. Such dividends shall be cumulative with respect to each share from and including the quarterly dividend payment date next preceding the date of issue thereof unless (a) the date of issue be a quarterly dividend payment date, in which case dividends shall be cumulative from and including the date of issue, (b) issued during an interval between a record date for the payment of a quarterly dividend on shares of such series and the payment date for such dividend, in which case dividends shall be cumulative from and including such payment date, or (c) the Board of Directors shall determine that the first dividend with respect to shares of a particular series issued during an interval between quarterly dividend payment dates shall be cumulative from and including a date during such interval, in which event dividends shall be cumulative from and including such date. No dividends shall be declared on shares of Cumulative Preferred Stock of any series in respect of accumulations for any quarterly dividend period or portion thereof unless dividends shall likewise be or have been declared with respect to accumulations on all then outstanding shares of Cumulative Preferred Stock of each other series for the same period or portion thereof; and the ratios of the dividends declared to dividends accumulated with respect to any quarterly dividend period on the shares of each series outstanding shall be identical. Accumulations of dividends shall not bear interest.

                So long as any shares of Cumulative Preferred Stock remain outstanding:

                     a. no dividend shall be declared on shares of junior stock unless preferential dividends on all outstanding shares of Cumulative Preferred Stock for all past quarterly periods and the period which includes the date of such declaration shall have been previously declared; and

                     b. no dividend shall be paid or other distribution made on shares of junior stock, nor shall any shares of junior stock be purchased, redeemed, retired or otherwise acquired for a consideration, unless preferential dividends on all outstanding shares of Cumulative Preferred Stock for all past quarterly dividend periods and the period which includes the day of such payment or distribution shall have been paid, or declared and set apart for payment, provided, however, that the restrictions of this sub-paragraph (b) shall not apply to (i) the payment of dividends on shares of junior stock if payable solely in shares of junior stock, (ii) the payment of dividends on shares of junior stock to the extent that equivalent moneys are reinvested by the recipients of such dividends in shares of such junior stock upon receipt of such dividends, (iii) the acquisition of any shares of junior stock through application of proceeds of any shares of junior stock sold at or about the time of such acquisition, or (iv) the transfer of any amount from surplus to stated capital attributable to junior stock; and

                     c. no funds shall be paid into or set aside for any sinking, purchase or analogous fund established with respect to outstanding shares of any junior stock, nor shall any dividend be paid or declared or other distribution made on shares of junior stock, nor shall any shares of junior stock be purchased, redeemed or retired or otherwise acquired for a consideration if the Corporation shall be in default or deficient under any requirement of a sinking, purchase or analogous fund established with respect to outstanding shares of any series of Cumulative Preferred Stock for any period of time then elapsed.

                4. LIQUIDATION PREFERENCES. In the event of voluntary or involuntary dissolution, liquidation or winding up to the Corporation, the holders of shares of Cumulative Preferred Stock of each series outstanding shall be entitled to receive out of the assets of the Corporation such amount per share as shall have been fixed by the Board of Directors as the voluntary or involuntary liquidation price, as the case may be, for the shares of such series plus preferential dividends at the rate fixed and determined for such series as herein authorized, accrued and unpaid to the date fixed for payment, but no more. Until payment to the holders of outstanding shares of Cumulative Preferred Stock as aforesaid, or until moneys or other assets sufficient for such payment shall have been set apart for payment by the Corporation, separate and apart from its other funds and assets for the account of such holders so as to be and continue to be available for payment to such holders, no payment or distribution shall be made to holders of shares of junior stock in connection with or upon such dissolution or liquidation or for declared but unpaid dividends on such junior stock. If upon any such dissolution or liquidation the assets of the Corporation available for payment and distribution to shareholders are insufficient to make payment in full, as hereinabove provided, to the holders of shares of Cumulative Preferred Stock, payment of such assets shall be made to such holders ratably in accordance with the respective distributive amounts to which such holders would be entitled if paid in full.

           Neither a consolidation nor merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the Corporation, nor the purchase of redemption of all or any part of the outstanding shares of any class or classes of stock of the Corporation, nor the sale, transfer or lease of the property and business of the Corporation as, or substantially as, an entirety shall be construed to be a dissolution or liquidation of the Corporation within the meaning of the foregoing provisions.

           5. REDEMPTION AND PURCHASE. The Corporation may, at its option expressed by vote of the Board of Directors, at any time or from time to time redeem the whole or any part of the Cumulative Preferred Stock or of any series thereof, at the redemption price or prices at the time in effect, any such redemption of Cumulative Preferred Stock to be on such redemption date and at such place in the City of Detroit, State of Michigan, or in the City, County and State of New York, as shall likewise be determined by vote of the Board of Directors. Notice of any proposed redemption of shares of Cumulative Preferred Stock shall be given by the Corporation by mailing a copy of such notice, not more than 60 or less than 30 days prior to the redemption date, to the holders of record of shares of Cumulative Preferred Stock to be redeemed, at their respective addresses then appearing on the books of the Corporation and by publishing such notice at least once in each week for four successive weeks in a newspaper customarily published at least on each business day, other than Saturdays, Sundays and holidays, which is printed in the English language and published and of general circulation in the Borough of Manhattan, City and State of New York. Publication of such notice shall be commenced not more than 60 days, and shall be concluded not less than 30 days, prior to the redemption date, but such notice need not necessarily be published on the same day of each week or in the same newspaper. In case less than all of the shares of any series are to be redeemed, the shares so to be redeemed shall be determined by lot or pro rata in such manner as may be prescribed by the Board of Directors. On the redemption date the Corporation shall, and at any time prior to such redemption date may, deposit in trust, for the account of the holders of shares of Cumulative Preferred Stock to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of Michigan or of the State of New York, doing business in the City of Detroit, Michigan, or in the City, County and State of New York and having combined capital surplus and undivided profits of at least $5,000,000, which shall be designated in such notice of redemption. Notice of redemption having been duly given, or said bank or trust company having been irrevocably authorized by the Corporation to give such notice, and, funds necessary for such redemption having been deposited, all as aforesaid, all shares of Cumulative Preferred Stock with respect to which such deposit shall have been made shall forthwith whether or not the date fixed for such redemption shall have occurred or the certificates for such shares shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, excepting only the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, on the redemption date (unless an earlier date is fixed by the Board of Directors), the redemption funds, without interest, to which they are entitled, and the right to exercise any privilege of conversion not theretofore expiring, the Corporation to be entitled to the return of any funds deposited for redemption of shares converted pursuant to such privilege. At the expiration of six years after the redemption date such trust shall terminate. Any such moneys then remaining on deposit shall be paid to the Corporation by the bank or trust company with which the deposit shall have been made, free of trust, and thereafter the holders of the certificates for such shares shall have no claim against such bank or trust company but only claims as unsecured creditors against the Corporation for the amounts payable upon redemption thereof, without interest. Interest, if any, allowed by the bank or trust company as aforesaid shall belong to the Corporation, and shall be paid to it from time to time during the term of such trust.

           Subject to applicable law, the Corporation may from time to time purchase or otherwise acquire outstanding shares of Cumulative Preferred Stock at a price per share not exceeding the amount then payable in the event of redemption thereof otherwise than through operation of a sinking fund, if any.

           No shares of Cumulative Preferred Stock shall be purchased, redeemed or otherwise acquired (whether pursuant to or for any sinking, purchase or analogous fund established with respect to outstanding shares of any series of Cumulative Preferred Stock, or otherwise) for a consideration
(a) unless all dividends on all outstanding shares of Cumulative Preferred Stock for all past quarterly dividend periods shall have been paid or declared and set apart for payment, or (b) if the Corporation shall be in default or deficient under any requirement of a sinking, purchase or analogous fund established with respect to outstanding shares of any series of Cumulative Preferred Stock for any period of time then elapsed, except for the purpose of wholly or partially eliminating such default or deficiency.

           Any and all shares of Cumulative Preferred Stock which shall at any time have been redeemed, or purchased through operation of any sinking fund with respect thereto, or which shall have been converted into or exchanged for shares of any other class or classes or other securities of the Corporation pursuant to a right of conversion or exchange reserved in such Cumulative Preferred Stock, shall be cancelled and shall assume the status of authorized but unissued shares of Cumulative Preferred Stock and may thereafter be reissued as provided in paragraph 2 of this Division A.

           6. VOTING RIGHTS. So long as any shares of Cumulative Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote in person or by proxy at a meeting called for that purpose) of the holders of at least two-thirds of the votes of the shares of Cumulative Preferred Stock then outstanding --

                a. Create, authorize, or increase the authorized amount of any shares of senior stock, or any obligation or security convertible into any such shares; or

                b. Alter or change the powers, preferences, priorities or special rights of then outstanding Cumulative Preferred Stock so as to affect the holders thereof adversely, provided, however, if any such alteration or change would adversely affect the holders of the shares of one or more of the series of Cumulative Preferred Stock at the time outstanding, but would not so affect all series thereof, only the consent of holders of two-thirds of the shares of each series so affected shall be required.

                So long as any shares of Cumulative Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote in person or by proxy at a meeting called for that purpose) of the holders of a majority of the votes of the shares of Cumulative Preferred Stock then outstanding --

                c. Merge or consolidate with or into any other corporation, provided that this provision shall not apply to a purchase or other acquisition by the Corporation of franchises or assets of another corporation in any manner which does not involve a statutory merger or consolidation, or to a merger or consolidation with or into any corporation which directly or indirectly controls, or is controlled by, or is under common control with the Corporation (for purposes of this sub-paragraph c, control shall be deemed to exist through ownership of 50% or more of the voting securities of a corporation), but no such merger or consolidation shall in any way result in the occurrence of an event described in sub-paragraph a of this paragraph 6 without the consent of the holders of at least two-thirds of the votes of the shares of Cumulative Preferred Stock then outstanding or result in the occurrence of an event described in sub-paragraph b of this paragraph 6 without the consent required by said sub-paragraph b; or

                d. Sell, lease, or exchange all or substantially all of its property and assets unless the fair value of the net assets of the Corporation after completion of such transaction shall at least equal the then voluntary liquidation preference of the Cumulative Preferred Stock of all series, and of all senior or parity stock, then outstanding.

                No consent provided for in this paragraph 6 shall be required in the case of the holders of any shares of Cumulative Preferred Stock which are to be redeemed at or prior to the time when the transaction being consented to is to take effect.

                Except as provided by law or as may be specifically provided in a resolution or resolutions of the Board of Directors establishing a series of Cumulative Preferred Stock, no consent of any holder of outstanding shares of Cumulative Preferred Stock shall be required in connection with or as a condition to any increase in the authorized amount, or issuance of authorized but unissued shares, of Cumulative Preferred Stock or parity stock, or the creation or authorization of obligations or securities payable in or convertible into shares of Cumulative Preferred Stock, or, in each case, parity stock.

                If at any time dividends on any of the outstanding shares of Cumulative Preferred Stock shall be in default in an amount equivalent to four or more full quarterly dividends, the holders of outstanding shares of Cumulative Preferred Stock, voting separately as a class, shall be entitled to elect either one-fourth of the total number or two (whichever shall be greater) of the Directors of the Corporation, which right shall continue in force and effect until all arrears of dividends on outstanding shares of Cumulative Preferred Stock shall have been declared and paid or deposited in trust with a bank or trust company having the qualifications set forth in paragraph 5 of this Division A for payment on or before the next succeeding dividend payment date. When all such arrears have been declared and paid or deposited in trust for payment as aforesaid, such right to elect Directors shall cease and terminate unless and until the equivalent of four or more full quarterly dividends shall again be in default on outstanding shares of

Cumulative Preferred Stock. At any time when such right of holders of Cumulative Preferred Stock voting separately as a class to elect Directors shall be in force and effect, the remaining Directors shall be elected by the other class or classes of stock entitled to vote, also voting separately as a class, at each meeting of stockholders held for the purpose of electing Directors.

                When and as voting power for the election of Directors shall be vested in the Cumulative Preferred Stock as aforesaid, there shall be called a special meeting of the Cumulative Preferred Stock and of any other class or classes of stock having voting power with respect thereto, for the purpose of electing Directors. Such meeting shall be called upon the notice required for annual meetings of stockholders and shall be held at the earliest practicable date at the place at which the last preceding annual meeting of the stockholders of the Corporation was held, but may be held at the time and place of the annual meeting if such annual meeting is to be held within 60 days after such voting power shall be vested in the Cumulative Preferred Stock. If such meeting shall not be called as required within 20 days after such voting power shall be so vested, then the holders of record of shares having at least ten per cent (10%) of the votes of the Cumulative Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and such meeting may be called by such person so designated at the expense of the Corporation upon the notice required for annual meetings of stockholders and shall be held at the place at which the last preceding annual meeting of the stockholders of the Corporation was held. Any holder of Cumulative Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to these provisions.

                At any meeting so called, and at any other meeting of stockholders held for the purpose of electing Directors at which the Cumulative Preferred Stock shall have the right, voting separately and as a class, to elect Directors as aforesaid, the presence in person or by proxy of holders of record of shares having one-third of the votes of the outstanding shares of Cumulative Preferred Stock shall be required to constitute a quorum of such class for the election of any Director by the Cumulative Preferred Stock as a class. If such quorum of the shares of Cumulative Preferred Stock be present, then such shares of Common Stock as may be present at the meeting in person or by proxy, shall, for the purpose of electing Directors, constitute a quorum of the Common Stock.

                If at any such meeting or adjournment thereof a quorum of the Cumulative Preferred Stock shall not be present, no election of the Directors shall take place and the meeting shall be adjourned from time to time for periods not exceeding thirty days until a quorum of the Cumulative Preferred Stock is present at such adjourned meeting.

                The term of office of all Directors in office at any time when voting power shall, as aforesaid, become vested in the Cumulative Preferred Stock shall terminate upon the election of any new Directors at any meeting of stockholders called for the purpose of electing Directors. Upon any termination of the right of the Cumulative Preferred Stock to vote for Directors as herein provided, the term of office of all Directors then in office shall terminate upon the election of any new Directors at a meeting of the other class or classes of stock of the Corporation then entitled to vote for Directors, which meeting shall be called to be held as promptly as practicable after such termination of voting right in the Cumulative Preferred Stock, upon notice as above provided, and shall be called by the Secretary of the Corporation upon written request of any holder of record of outstanding shares of such other class or classes of stock then entitled to vote for Directors.

                In case of any vacancy in the office of a Director occurring among the Directors elected by the holders of Cumulative Preferred Stock, as a class, pursuant to the foregoing provisions of this paragraph 6, the remaining Director or Directors elected by the holders of Cumulative Preferred Stock may elect, by affirmative vote of a majority thereof, a successor or successors to hold office for the unexpired term of the Director or Directors whose place or places shall be vacant. Likewise, in case of any vacancy in the office of a Director occurring among the Directors elected by the holders of the other class or classes of stock entitled to vote pursuant to the foregoing provisions of this paragraph 6, the remaining Director or Directors elected by the holders of such other class or classes of stock may elect, by affirmative vote of a majority thereof, a successor or successors to hold office for the unexpired term of the Director or Directors whose place or places shall be vacant.

                Each share of Cumulative Preferred Stock shall have the number of votes determined by multiplying the number one (1) by a fraction, the numerator of which is the amount of the involuntary liquidation preference of such share and the denominator of which is $25.

                Except as provided in this paragraph 6 of this Division A, or in a resolution or resolutions of the Board of Directors establishing a series of Cumulative Preferred Stock, or as by statute at the time mandatorily provided, holders of outstanding shares of Cumulative Preferred Stock shall not be entitled to vote; and except as by statute at the time mandatorily provided, holders of such shares shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent.

                7. JUNIOR, PARITY AND SENIOR STOCK. Junior, parity or senior stock, with regard to Cumulative Preferred Stock, shall refer to stock of the Corporation ranking junior, on a parity with or senior to the Cumulative Preferred Stock upon dissolution or liquidation, or as to dividends.

           B.   COMMON STOCK

                1. DIVIDENDS. Subject to the rights of the Cumulative Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared by the Board of Directors.

                2. LIQUIDATION. In the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Cumulative Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation, of whatever kind, available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the purchase or redemption of any shares of stock of the Corporation, of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

                3. VOTING RIGHTS. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders.

           C.   OTHER PROVISIONS

                1. MINIMUM CAPITAL. The minimum amount of capital with which this Corporation shall commence business is one thousand dollars ($1,000).

                2. RECORD OWNERSHIP. The Corporation shall be entitled to treat the person in whose name any share, preferred or common, is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly provided by the laws of the State of Delaware.


                                  Article V.


           The names and places of residence of the incorporators are as follows:

                    Name                                   Residence

           Wm. G. Woolfolk                           Detroit, Michigan
           Henry Fink                                Detroit, Michigan
           Glenn R. Chamberlain                      Grand Rapids, Michigan


                                 Article VI.


           This corporation shall have perpetual existence.


                                 Article VII.


           The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever, but shall be exempt from corporate liability.


                                Article VIII.


           In furtherance and not in limitation of the powers conferred by the statute, the board of directors is expressly authorized:

              (a) To make, alter, amend and rescind the by-laws of this corporation.

              (b) To set apart out of any of the funds of this corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created.

              (c) To determine the use and distribution of any surplus and net profits.

              (d) To authorize and cause to be executed and delivered, without limit as to amount, mortgages and instruments of pledge of, and other instruments creating liens upon, the real and personal property of this corporation.

              (e) From time to time, to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of this corporation (other than the stock ledgers) or any of them shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of this corporation, except as conferred by statute, or authorized by the board of directors or by a resolution of the stockholders.

              (f) By resolution or resolutions, passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of this corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of this corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of this corporation, and may have power to authorize the seal of this corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of this corporation or as may be determined from time to time by resolution adopted by the board of directors.

              (g) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting powers given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, the board of directors shall have power and authority to sell, lease or exchange all of the property and assets of the corporation, including its good will, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, or other securities of, any other corporation or corporations, as the board of directors shall deem expedient and for the best interests of the corporation.

              This corporation may in its by-laws confer powers and authority upon its board of directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by statute.


                                 Article IX.


           No contract or other transaction between this corporation and any other corporation and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation.


                                  Article X.


           The stockholders and board of directors shall have power, if the by-laws so provide, to hold their meetings and to keep the books of the corporation (except such as are required by the laws of Delaware to be kept in Delaware) and documents and papers of this corporation outside the State of Delaware.


                                 Article XI.


           This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein on stockholders are granted subject to this reserved power.


                                 Article XII.


           The number of directors of this corporation shall be specified in the by-laws and such number may be increased or decreased from time to time in such manner as may be prescribed in the by-laws. The directors need not be stockholders.

           In case of an increase in the number of directors, the additional directors may be elected by the board of directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified. In case of vacancies in the board of directors, a majority of the remaining directors may elect directors to fill such vacancies.


                                Article XIII.


           At all elections of directors of this corporation, each stockholder shall be entitled to as many votes as shall equal the number of shares of voting stock of such stockholder multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as such stockholder may see fit.

           WE, THE UNDERSIGNED, being all the incorporators, for the purpose of forming a corporation in pursuance of an Act of the Legislature of the State of Delaware entitled "An Act Providing a General Corporation Law" (approved March 10, 1899) and the acts amendatory thereof and supplemental thereto, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly hereunto have set our respective hands and seals this 19th day of July, A.D., 1945.


                                                         Henry Fink(SEAL)
                                                         Glenn R. Chamberlain
(SEAL)
                                                         Wm. G. Woolfolk
(SEAL)

STATE OF MICHIGAN,            )
                              )   SS.:
COUNTY OF WAYNE.              )



           BE IT REMEMBERED, That on this 19th day of July, A.D., 1945,

personally appeared before me, the subscriber, a Notary Public for the State and County aforesaid, Wm. G. Woolfolk, Glenn R. Chamberlain and Henry Fink,

all the parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be their act and deed respectively, and that the facts therein stated are truly set forth.

           GIVEN under my hand and seal of office the day and year aforesaid.



                                               R. J. Karcher
                                         ------------------------
                                               Notary Public

                                    My commission expires Feb. 6, 1948


R. J. KARCHER
NOTARY PUBLIC
WAYNE COUNTY, MICH.